SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)             February 28, 2003

                      RADIO UNICA COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation)	001-15151 (Commission File Number)	65-00856900 (IRS Employer ID Number)

8400 NW 52nd Street, Miami, Florida                                                            33166
(Address of principal executive offices)                                                      (Zip Code)

Registrant's Telephone Number, including area code:                      (305) 463-5000

(Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure.

          On February 28, 2003, the Company made the interest payment due in the amount of $9,287,670 with respect to its 11 3/4% Senior Discount Notes due 2006 issued under an Indenture dated July 27, 1998. The Company continues to be in discussion with representatives of the holders of the notes.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIO UNICA COMMUNICATIONS CORP. By: /s/ Steven E. Dawson Name: Steven E. Dawson Title: Executive Vice President and Chief Financial Officer

Dated: February 28, 2003